UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2018

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On December 5, 2018, Synopsys, Inc. (“Synopsys”) issued a press release announcing the financial results of its fourth fiscal quarter and fiscal year ended October 31, 2018. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by Synopsys whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

The attached press release includes measures that are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (“GAAP”). The attached press release includes non-GAAP earnings per share, non-GAAP net income, targeted non-GAAP expenses, targeted non-GAAP earnings per share, and targeted non-GAAP operating margin.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in analyzing our core operations. Management analyzes current and future results on a GAAP basis as well as a non-GAAP basis and also provides GAAP and non-GAAP measures in our earnings release. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. We believe that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

Synopsys’ management evaluates and makes decisions about our business operations primarily based on the income and costs that management believes are directly related to Synopsys’ core operations. For our internal budgeting and resource allocation process, and in reviewing our financial results, we use non-GAAP financial measures that exclude: (i) the amortization of acquired intangible assets; (ii) the impact of stock compensation; (iii) acquisition-related costs; (iv) restructuring charges; (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings; (vi) the various income tax impacts, as further described below, prompted by the Tax Cut and Jobs Act of 2017 enacted on December 22, 2017 (“U.S. Tax Reform”), (vii) the tax impact of repatriation, and (viii) the income tax effect of non-GAAP pre-tax adjustments. We also utilize a normalized annual non-GAAP tax rate in the calculation of our non-GAAP measures, as further described below.

We use these non-GAAP financial measures in making our operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance and give us a better understanding of how we should invest in research and development, as well as fund infrastructure and product and market strategies. We use these measures to help us make budgeting decisions, for example, among product development expenses and research and development, sales and marketing, and general and administrative expenses. In addition, these non-GAAP financial measures facilitate our internal comparisons to our historical operating results, forecasted targets and comparisons to competitors’ operating results.

As described above, we exclude the following items from one or more of our non-GAAP measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which include contract rights, core/developed technology, trademarks, trade names, customer relationships, covenants not to compete, and other intangibles related to acquisitions. We amortize the intangible assets over their economic lives. We exclude this item because the expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding (a) our core operational performance and liquidity, and (b) our ability to invest in research and development and fund acquisitions and capital expenditures.

(ii) Stock compensation impact. While stock compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. In addition, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results.

(iii) Acquisition-related costs. In connection with our business combinations, we incur significant expenses which we would not have otherwise incurred as part of our business operations. These expenses include compensation expenses, professional fees and other direct expenses, and concurrent restructuring activities, including employee severance and other exit costs, as well as changes to the fair value of contingent consideration related to the acquired company. We exclude such expenses, which we would not have otherwise incurred, as they are related to acquisitions and have no direct correlation to the operation of our business.

(iv) Restructuring charges. We initiate restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. The amounts of the restructuring activities and frequency of occurrence may vary from time to time. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs and involuntary headcount reductions as well as facilities closures. Such restructuring costs include elimination of operational redundancy and permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and not used by us when assessing the core profitability and performance of our business operations. Furthermore, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ and our past operating results.

(v) Legal matters. From time to time we are party to legal proceedings. Legal proceedings could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies. We exclude these types of expenses or benefits because we do not believe they are reflective of the core operation of our business.

(vi) Income Tax Impacts of U.S. Tax Reform. On December 22, 2017, the Tax Cut and Jobs Act of 2017 was enacted into law, and includes numerous provisions that affect our business and tax strategy. We made significant changes to our international tax structure in fiscal 2018, resulting in tax-related impacts to our financial statements, as follows:

(a) Transition Tax Impact. A mandated one-time transition tax on deemed repatriation of foreign earnings, resulted in a $63 million tax expense in fiscal 2018;

(b) Tax Rate Change Impact. A reduction of the U.S. federal statutory tax rate from 35% to 21%, effective January 1, 2018, resulted in a $51 million tax expense in fiscal 2018 for the write-down of certain deferred tax assets; and

(c) Tax Impact of International Tax Structure Changes. We made significant changes to our international tax structure and recorded a deferred tax benefit of $172 million for future U.S. tax deductions of the cost of transferred intangible assets.

These items are excluded from various non-GAAP measures as they are unusual and infrequent events that do not have a direct correlation to the operation of our business.

(vii) Tax Impact of Repatriating Cash. Our repatriation of approximately $825 million of undistributed foreign earnings, in anticipation of U.S. Tax Reform, resulted in a $166 million tax expense in the fourth quarter of fiscal 2017.

Similar to the other tax-related items discussed above, this item is excluded from various non-GAAP measures as it is an unusual and infrequent event that does not have a direct correlation to the operation of our business.

(viii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

We utilize a normalized annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit.

On an annual basis we re-evaluate this rate for significant events that may materially affect our projections and, as a result of U.S. Tax Reform, which lowered the U.S. federal statutory rate from 35% to 21%, we adjusted our normalized annual non-GAAP tax rate from 19% in fiscal years 2016 and 2017 to 13% for fiscal 2018. We expect our annual non-GAAP tax rate to be 16% in fiscal 2019 based upon our projected normalized annual non-GAAP tax rate through fiscal 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of U.S. Tax Reform could materially change our projections. Notwithstanding the foregoing, we excluded from the normalized annual non-GAAP tax rate in fiscal year 2017 the impact of $166 million tax expense related to the repatriation of offshore cash and, in fiscal year 2018, certain impacts of the U.S Tax Reform described above, as such events are unusual and infrequent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated December 5, 2018 containing Synopsys, Inc.’s results of operations for its fourth fiscal quarter and fiscal year ended October 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: December 6, 2018	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary